UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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SED INTERNATIONAL HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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SED INTERNATIONAL HOLDINGS, INC.
4916 NORTH ROYAL ATLANTA DRIVE
TUCKER, GEORGIA 30084

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
SHARES ENTITLED TO VOTE
PROPOSAL 1 — ELECTION OF DIRECTORS
NOMINEE FOR DIRECTOR — CLASS III — TERM TO EXPIRE IN 2009
DIRECTORS CONTINUING IN OFFICE — CLASS II — TERM TO EXPIRE IN 2008
DIRECTOR MEETINGS AND COMMITTEES
CODE OF ETHICS
PROPOSAL 2 — ADVISORY APPROVAL OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INDEPENDENT PUBLIC ACCOUNTANTS
FIVE YEAR PERFORMANCE GRAPH
COMMUNICATIONS WITH DIRECTORS
ANNUAL REPORT
OTHER MATTERS
APPENDIX A
APPENDIX B

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders:
     The Annual Meeting of Shareholders of SED International Holdings, Inc. (the “Company”) will be held at the offices of J. H. Cohn LLP, 4 Becker Farm Road, Roseland, New Jersey, November 29, 2006, at 12:00 p.m., eastern time, for the following purposes:
(i)	To elect Class III Directors;

(ii)	To obtain advisory approval of the appointment of J.H. Cohn LLP as our independent registered public accounting firm of the Company for the fiscal year ending June 30, 2007; and

(iii)	To transact such other business as may properly come before the meeting or any adjournments thereof.
     The Board of Directors has fixed October 9, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.
     IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED.

By Order of the Board of Directors,

Lyle Dickler
Secretary
October 27, 2006

SED INTERNATIONAL HOLDINGS, INC.
4916 NORTH ROYAL ATLANTA DRIVE
TUCKER, GEORGIA 30084
PROXY STATEMENT
     This Proxy Statement is furnished by and on behalf of the Board of Directors (the “Board”) of SED International Holdings, Inc. (the “Company”) in connection with the solicitation of proxies for use at the 2006 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at 12:00 p.m., eastern time, November 29, 2006, at the offices of J. H. Cohn LLP, 4 Becker Farm Road, Roseland, New Jersey, and at any adjournments thereof. The Notice of Annual Meeting of Shareholders, this Proxy Statement, and the form of proxy will be first mailed on or about October 27, 2006, to the shareholders of the Company (the “Shareholders”) of record on the Record Date (as defined below), and the Company will bear all the costs associated with this solicitation.
THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.
SHARES ENTITLED TO VOTE
     Each valid proxy given pursuant to this solicitation that is received in time for the Annual Meeting and not revoked will be voted with respect to all shares represented by it and will be voted in accordance with the instructions, if any, given in the proxy. If instructions are not given in the proxy, it will be voted (i) for the election of the nominees listed in this Proxy Statement as directors, (ii) to obtain advisory approval for the appointment of the independent auditors for the fiscal year ending June 30, 2007 and (iii) in accordance with the best judgement of the proxy holders on any other matter that may properly come before the meeting. The submission of a signed proxy will not affect a Shareholder’s right to attend and to vote in person at the Annual Meeting. Shareholders who execute a proxy may revoke it at any time before it is voted by filing a written revocation with the Secretary of the Company at the following address: SED International Holdings, Inc., 4916 North Royal Atlanta Drive, Tucker, Georgia 30084, Attn: Lyle Dickler, Secretary; executing a proxy bearing a later date; or attending and voting in person at the Annual Meeting.
     Only Shareholders of record as of the close of business on October 9, 2006 (the “Record Date”), will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date there were 3,878,856 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters presented for Shareholder vote.
     According to the Bylaws of the Company (the “Bylaws”), the holders of a majority of the shares of Common Stock outstanding and entitled to be voted at the Annual Meeting must be present in person or be represented by proxy to constitute a quorum and to act upon proposed business. If a quorum is not present or represented by proxy at the Annual Meeting, the meeting will be adjourned and the Company will be subjected to additional expense. If a quorum is present or represented by proxy at the Annual Meeting, the Bylaws provide that the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will decide the corporate action taken unless a different vote is required by Georgia law or the Articles of Incorporation. Georgia law and the Bylaws specify that directors shall be elected by the holders of a plurality of the shares of Common Stock present in person or represented by proxy at a meeting at which a quorum is present.
     Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether the matter has been approved by the Shareholders, abstentions have the same effect as negative votes for each proposal other than the election of directors. Broker non-votes are not deemed to be present or represented for purposes of determining whether Shareholder approval of that matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Annual Meeting.
PROPOSAL 1 — ELECTION OF DIRECTORS
     Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of one nominee to serve as a Class III director for a three-year term expiring in 2009 and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. The Board has nominated Joseph Segal for re-election as a Class III director. Mr. Segal currently serves as a Class III director.
     The nominee has consented to serve as a director of the Company if elected. If at the time of the Annual Meeting the nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy card will be exercised to vote for a substitute candidate designated by the Board. The Board has no reason to believe that the nominee will be unable or will decline to serve as a director.
     The Board recommends that the Shareholders vote FOR the election of the nominee named above as a class III director of the Company.
General Information About the Board
     The Board currently consists of four members. The Board is divided into three classes of directors, designated Class I, Class II and Class III. Classes I and III each have one member and Class II has two members. The term of the Class III director expires at the 2006 Annual Meeting. The terms of the Class I and Class II directors expire at the 2007 and 2008 Annual Meetings of Shareholders, respectively. Shareholders annually elect directors of one of the three classes for three-year terms, to serve until their successors have been duly elected and qualified or until their earlier death, resignation or removal.
     Following is information regarding the nominee and continuing directors, including information furnished by them as to their principal occupations.
NOMINEE FOR DIRECTOR — CLASS III — TERM TO EXPIRE IN 2009

Name	Age	Positions, Offices and other Information
Joseph Segal	63	Mr. Segal was appointed to the Board of Directors in September 2005. Since 1998, Mr. Segal has served as managing partner in Cornerstone Capital Partners, LLC, a real estate investment firm operating in Georgia and Florida. Mr. Segal previously served as Chairman of the Board and Chief Operating Officer of Phoenix Communications, a commercial printing and publishing firm, until December 1997.
DIRECTORS CONTINUING IN OFFICE — CLASS I — TERM TO EXPIRE IN 2007

Name	Age	Positions, Offices and Other Information
Stewart I. Aaron	66	Mr. Aaron has been a director of the Company since November 1994. Mr. Aaron has served for over 20 years as President of LABS, Inc., a silk plant manufacturer based in Atlanta, Georgia.

DIRECTORS CONTINUING IN OFFICE — CLASS II — TERM TO EXPIRE IN 2008

Name	Age	Positions, Offices and Other Information

Melvyn I. Cohen	66	Mr. Cohen has been a director of the Company since November 1999. Mr. Cohen has been the sole member of M. Cohen and Company LLC, a certified public accounting firm in the State of New Jersey, since December 1994. Mr. Cohen has been a member of the American Institute of Certified Public Accountants and a member of the New Jersey Society of Certified Public Accountants since 1968. Mr. Cohen has been a Certified Public Accountant for over 35 years.

Jean Diamond	65	Mrs. Jean Diamond was appointed to the Board of Directors in January of 2003, and was appointed Chairman of the Board of Directors of the Company on July 2, 2003. Mrs. Diamond was appointed Chief Executive Officer of the Company on June 21, 2005. Mrs. Diamond is a co-founder of the Company and has been an integral part of the Company since its inception. She also serves as Chief Executive Officer, with operational responsibilities in SED International, Inc., a Georgia corporation and a wholly-owned subsidiary of the Company (“SED International”).
Executive Officers of the Company
          The following table sets forth certain information regarding the Company’s Chief Executive Officer, and the executive officers of the Company and SED International, Inc. whose total salary and bonuses exceeded $100,000 in fiscal 2006. The individuals listed in the table below are collectively referred to as the “Named Executive Officers.”

Name	Age	Position with the Company
Jean Diamond	65	Chairman of Board, Chief Executive Officer
Jonathan Elster	34	Executive Vice President
Barry Diamond	64	Vice President — Wireless
Charles Marsh	50	Senior Vice — President Purchasing
Mark DiVito	47	Vice President of Operations
Lyle Dickler	37	Vice President of Finance
          Jonathan Elster is Jean Diamond’s son-in-law. Barry Diamond is Jean Diamond’s brother-in-law.
          Jean Diamond was appointed Chairman of the Board of Directors of SED International Holdings, Inc. on July 2, 2003 and Chief Executive Officer of SED International Holdings, Inc. in June 2005.
          Jean Diamond is a co-founder of the Company and has been an integral part of the Company since its inception. She continues her operational responsibilities in SED International, as Chief Executive Officer.
          Barry Diamond has been Vice-President of the Company since 1987. Mr. Diamond currently serves as Vice-President of the Company’s Wireless Division. Mr. Diamond has been in the Wireless and Electronics

Business for over thirty years. Mr. Diamond was Vice-President of Purchasing for All Brands/Brands Mart from 1970-1980. Mr. Diamond was President of Great Sounds of New York, a consumer electronics business, from 1980-1987. In 1987, Mr. Diamond joined SED International, Inc. and is currently responsible for the growth and management of the Wireless business within the Company.
          Charles Marsh has over 28 years of experience in the consumer electronics, computer and distribution industry and re-joined the company in January 2004 as Vice-President-Consumer Electronics. In February of 2004, Mr. Marsh assumed the position of Senior Vice President-Purchasing. Mr. Marsh began his distribution career in 1982 at SED International, where he held executive positions of increasing responsibility in sales, purchasing, and marketing for nearly 13 years. Before departing in 1994, Marsh served as Senior Executive Vice President. Prior to re-joining the Company Mr. Marsh spent seven years as President, Executive Vice President and Board of Directors member of BDI-Laguna Corporation, a leading, privately held national distributor of consumer electronics and computer products to the rent-to-own and e-commerce fulfillment channel. Prior to BDI-Laguna Corporation Mr. Marsh was Senior Vice President of Liuski International, Inc. a manufacturer and international distributor of computers and peripherals. From 1976 to1982 Mr. Marsh was Vice President of Channel One Entertainment Systems, Inc. a privately held tri-state retailer of consumer electronics.
          Jonathan Elster has been with the Company since 1995. Mr. Elster currently serves as Executive Vice President of for SED International, Inc. Mr. Elster began his career with the Company as a sales representative in 1995. He has served as a Sales Manager from 1997 to 1999 and as Vice President-Sales from 1999 to 2000. In 2000, Mr. Elster was promoted to Senior Vice-President of Sales and Marketing and is responsible for all sales and marketing operations of the Company.
          Mark DiVito joined the Company in September 1996 as Director of Corporate Security. In July 1998, he was appointed to the position of Director of Human Resources. Mr. DiVito was appointed Vice-President of Human Resources in August 1999 and in January 2005 he was appointed Vice-President of Operations.
          Lyle Dickler joined the Company in June 2005 as Corporate Controller and assumed the positions as Secretary and Treasurer effective August 11, 2005. Mr. Dickler was appointed Vice President of Finance on July 1, 2006. Prior to joining the Company Mr. Dickler served from May 2003 to June 2005 as Controller for Okabashi Brands, Inc. From 2001- 2003 Mr. Dickler served as Controller for PAI Industries, Inc.
DIRECTOR MEETINGS AND COMMITTEES
Board Meetings During Fiscal 2006
          The Board of Directors held four quarterly meetings during fiscal 2006. All directors attended all meetings which were held during their tenure. Two members of the Company’s Board of Directors attended the 2005 Annual Meeting of Stockholders. The Company does not have a formal policy requiring each member of the Board to attend the Annual Meeting of Stockholders.
Board Committees
          The Board of Directors has standing audit and compensation committees, and also has a stock option committee and a 401(k) plan committee. The Board of Directors has no standing governance and nominating committee.
          The Board of Directors has not set specific, minimum qualifications that must be met by a director candidate. Rather, in evaluating candidates for recommendation to the Board of Directors, the Board considers the following factors, in addition to any other factors that it deems appropriate:
•	whether the candidate is of the highest ethical character and shares the values of the Company,

•	whether the candidate’s reputation, both personal and professional, is consistent with the image and reputation of the Company,

•	whether the candidate’s characteristics, experiences, perspectives and skills would benefit the Board of Directors given the current composition of the Board of Directors,

•	whether the candidate is “independent”.

•	whether the candidate is free from material conflicts of interest that would interfere with the candidate’s ability to perform the duties of a director.

•	whether the candidate’s service as an executive officer of another Company or on the boards of directors of other public companies would interfere with the candidate’s ability to devote sufficient time to discharge his or her duties as a director, and

•	if the candidate is an incumbent director, the director’s overall service to the Company during the director’s term, including the number of meetings attended, the level of participation and the overall quality of performance of the director.
          Shareholders who wish to recommend director candidates for consideration by the Board of Directors may do so by mailing a written recommendation to Chairman, Board of Directors, c/o Secretary, SED International Holdings, Inc. 4916 North Royal Atlanta Drive, Tucker, Georgia 30084. Such recommendation must include the following information:
•	the name and address of the shareholder submitting the recommendation, the beneficial owner, if any, on whose behalf the recommendation is made and the director candidate,

•	the class and number of shares of stock of the Company that are owned beneficially and of record by the shareholder and, if applicable, the beneficial owner, including the holding period for such shares as of the date of the recommendation,

•	full biographical information concerning the director candidate, including a statement about the director’s qualifications,

•	description of all arrangements or understandings among the shareholder and the candidate and any other person or persons pursuant to which the recommendation is being made, and

•	a written consent of the candidate (1) to be named in the Company’s proxy statement and stand for election if nominated by the Board of Directors and (2) to serve if appointed by the shareholders.
          Recommendations by shareholders for director candidates to be considered by the Chairman of the Board must be submitted not later than the 120th calendar day before the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting. The submission of a recommendation by a shareholder in compliance with these procedures will not guarantee the selection of the shareholder’s candidate or the inclusion of the candidate in the Company’s proxy statement.
Audit Committee
The members of the Audit Committee during Fiscal 2006 were Messrs. Aaron, Cohen and Segal. The Audit Committee met four times in fiscal 2006, with all members attending all meetings which were held during their tenure. The duties and activities of the Audit Committee are described in the Report of the Audit Committee, included herein on page 10 and in the Audit Committee Charter.

Audit Committee Financial Expert
          The Company’s Board of Directors has determined that Melvyn I. Cohen qualifies as the Company’s “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K, and “independent” as that term is used in Item7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.
Compensation Committee
          The Compensation Committee of the Board of Directors currently consists of two members, Messrs. Aaron and Cohen. The Compensation Committee met once in Fiscal 2006. The Compensation Committee is responsible for setting annual and long-term performance goals for the Chief Executive Officer, evaluating her performance against these goals, and recommending his salary, bonus and long-term incentives. The Compensation Committee reviews the performance of all of the executive officers of the Company and recommends to the Board the amount and form of all compensation of executive officers of the Company. The Board established a standing Compensation Committee on August 26, 1998.
Stock Option Committee
          The Stock Option Committee of the Board of Directors administers the Company’s various stock benefit plans (collectively, the “Plans”) and as such, with the exception of the Company’s 1995 Formula Stock Option Plan, reviewed and acted upon management’s recommendations with respect to stock option grants and restricted stock awards under those Plans. The Stock Option Committee currently consists of two members, namely Messrs. Aaron and Segal.
401(k) Plan Committee
          Messrs. Aaron and Cohen served as the members of the committee administering the Company’s 401(k) Plan (the “401(k) Plan”) available to all eligible employees of the Company and SED International, including executive officers. As of January 1, 2002, the Company is under no obligation to provide 401K matching funds. Matching funds will be provided to employees at the discretion of the Board of Directors.
Compensation Committee Interlocks and Insider Participation
          The Board established a standing Compensation Committee on August 26, 1998 (see “Information Concerning Board of Directors” above). Prior to August 26, 1998 the Board acted collectively to determine all forms of compensation other than base salaries except for the Executives at that time, which were governed by employment agreements; and stock options, and stock awards, which were granted by members of the Board’s Stock Option Committee (see “Executive Compensation—Executive Compensation Report” above). During fiscal 2006, the members of the Compensation Committee were Messrs. Aaron and Cohen. There were no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers served on the Company’s Compensation Committee. Except as described under “Lease of Headquarters” below, none of the members of the Compensation Committee engaged in transactions or had relationships requiring disclosure under Item 404 of Regulation S-K in fiscal 2006. Except for Jean Diamond, Chairman of the Board of the Company and SED International, the other members of the Board are not or have not been officers or employees of the Company.

SUBMITTED BY THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS OF
SED INTERNATIONAL HOLDINGS, INC.
          This Executive Compensation Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement in any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
Report of the Compensation Committee on Executive Compensation
          Executive Compensation Philosophy. The Company’s executive compensation program is designed to help it identify and retain outstanding executives in the microcomputer and wireless wholesale distribution industry. The Company believes this focus will enable it to hire and retain the best executive talent and help it meet its long-range objectives. Key elements of this philosophy include the following:
•	Appeal to executives who are motivated to position the Company as a leader in selected markets.

•	Align the financial interests of the executives with those of the shareholders.

•	Provide compensation opportunities that are within the range of those provided by microcomputer and cellular telephone wholesale distribution companies of similar sizes.
          As a result of the emphasis on linking executive compensation to individual and corporate performance, the Company’s executives may be paid more or less than executives of the Company’s competitors.
          As a baseline, the Board and the Compensation Committee support the concept that stock ownership by management and stock-related compensation arrangements are beneficial in enhancing shareholder value and aligning interests among management, the Board and the shareholders.
          Executive Compensation Components. There are two components to the Company’s executive compensation program: annual cash compensation (which includes base salary and annual cash bonuses) and long-term incentive compensation.
          Base Salary. Base salary in Fiscal 2006 for Jean Diamond, Barry Diamond and Jonathan Elster was set by employment agreements between these persons and SED International, Inc. The Board set the base salary for the other Named Executive Officers.
          Bonuses. For any fiscal year, the Chief Executive Officer may recommend to the Compensation Committee annual cash bonuses for the Company’s executive officers (excluding herself/himself). The Compensation Committee considers this recommendation and awards bonuses based on that recommendation and on the Committee’s own subjective evaluation of the executive’s individual leadership and performance in his or her area of responsibility and on the net earnings and return on equity of the Company for the fiscal year for which the bonus is to be awarded. Although the Compensation Committee gives the foregoing factors relatively equal weight in its deliberations, its ultimate determination is subjective and is not based on any particular stated individual or Company performance objectives. For Fiscal 2006, Jonathan Elster received a bonus of $33,660.
          The employment agreements for Jonathan Elster provides for an annual cash bonus in an amount directly related to the Company’s Pretax Adjusted Annual Income (as defined below) (see “Executive

Compensation—Employment Agreements”). For Fiscal 2006, the Company did attain its Pretax Adjusted Annual Income and a cash bonus was awarded to Jonathan Elster.
          Long-Term Incentives. The long-term incentive compensation program currently consists of stock grant and option plans pursuant to which the Company may grant executives and other key employees of the Company and its subsidiaries restricted shares of Common Stock and options to purchase Common Stock. Restricted shares of Common Stock granted to key employees are in the nature of a bonus without payment of any consideration by the recipient. The restricted shares become vested at the time or times specified by the committee administering the plan under which the stock grants are made, which may range from immediate vesting to ten years. Prior to vesting, however, recipients of awards have all other rights of a Shareholder, including the right to vote the shares and to receive any dividends declared and paid on the Common Stock so awarded. Generally, the exercise price of options granted under a stock option plan is equal to the fair market value of the underlying shares on the date of grant. Options are exercisable in installments ranging from 20% to 33.3% per year and expire ten years from the date of grant. The Board believes that the stock grant and option plans promote greater interest in the welfare of the Company by retaining executives and key employees and allowing them to share in the Company’s success.
          Other Compensation Plans. The Company and SED International maintains employee benefit plans, including A 401(k) Plan, in which the executive officers are permitted to participate on the same terms as other employees. Effective July 1, 2002, SED International revised the 401(k) Plan to provide that the Board of Directors shall determine in its sole discretion whether employee contributions to the 401(k) Plan will be matched by the Company, and the Board has determined that the Company will no longer match (employee contributions to the 401(k) Plan. The 401(k) Plan does not provide for investments in Common Stock.
          Limitations on the Deductibility of Compensation. Pursuant to the 1993 Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company’s Named Executive Officers would not be deductible by the Company for federal income tax purposes to the extent such officer’s overall compensation exceeds $1 million. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1 million base. It has been determined that no portion of anticipated compensation payable to any executive officer in fiscal 2006 would be non-deductible. The Compensation Committee will continue to address this issue when formulating compensation arrangements for executive officers.
          Summary. The Compensation Committee believes that its executive compensation philosophy serves the best interests of the Company and it shareholders. Executive compensation paid by the Company is intended to be linked to and consistent with corporate performance. The Committee’s rationale for such an overarching policy with respect to compensation is that the goal of aligning the interests of its executives with those of the shareholders will be served thereby.
Respectfully submitted,
Stewart I. Aaron, Chairman
Melvyn I. Cohen

SUBMITTED BY THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS OF
SED INTERNATIONAL HOLDINGS, INC.
Report of the Audit Committee
          The role of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the Company’s financial reporting process. The role of the Audit Committee is more fully described in the charter which the Board of Directors has adopted for it, which is included as Appendix A to this Proxy Statement.
          Management is responsible for our financial statements and reporting process, including our system of internal controls. The Company’s independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
          In performing its functions, the Audit Committee:
•	met with the Company’s independent auditors, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting;

•	reviewed and discussed the Company’s audited financial statements with management of the Company;

•	reviewed and discussed with the Company’s independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as it may be amended or supplemented; and

•	received the written disclosures and the letter from the independent accountants, as required by Independent Standards Board Standard No. 1 (“Independence Discussions with Audit Committee”) as may be modified or supplemented, and has discussed with the independent accountants the independent accountants’ independence.
          Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report to the Shareholders.
Respectfully submitted,
Melvyn I. Cohen, Chairman
Stewart I. Aaron
Joseph Segal

CODE OF ETHICS
     The Company has adopted a Code of Ethics (the “Code of Ethics”), which applies to all directors, officers and employees. A copy of the Code of Ethics is available on the Company’s website at www.sedonline.com. The Company intends to make any disclosures regarding amendments to, or waivers from, the Code of Ethics by posting such information on the Company’s website.
PROPOSAL 2 — ADVISORY APPROVAL OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     J.H. Cohn LLP has been our independent registered public accounting firm since 2005. Their audit report appears in our annual report for the fiscal year ended June 30, 2006. A representative of J.H. Cohn LLP will be at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
     Selection of the independent registered public accounting firm is not required to be submitted to a vote of our shareholders for ratification. In addition, the Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. The Audit Committee expects to appoint J.H. Cohn LLP to serve as independent registered public accounting firm to conduct an audit of the Company’s accounts for the 2007 fiscal year. However, the Company’s Board is submitting this matter to its shareholders as a matter of good corporate practice. If the shareholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will take that into consideration when deciding whether to retain J.H. Cohn LLP, and may retain that firm or another without re-submitting the matter to the shareholders. Even if shareholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.
Our Board of Directors Recommends A Vote FOR This Proposal And Proxies That Are Signed And Returned Will Be So Voted Unless Otherwise Instructed
Engagement of New Independent Registered Public Accounting Firm
     On May 12, 2005 (the “Engagement Date”), the Company engaged J.H. COHN LLP as its new independent registered public accounting firm of the Company and dismissed Ernst & Young LLP. The decision to change accountants was recommended and approved by the Audit Committee.
     The audit reports of Ernst & Young LLP on the Company’s financial statements for the fiscal years ended June 30, 2003 and 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with their audits of the fiscal years ended June 30, 2003 and 2004 and reviews of the Company’s financial statements during fiscal year 2005 through the Engagement Date, there were no disagreements with them on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to their satisfaction would have caused them to make reference thereto in their report on the financial statements for such years.
     For the fiscal years ended June 30, 2003 and 2004 and through the Engagement Date , the Company did not consult with J.H. COHN LLP on any matter that (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, in each case where a written report was provided or oral advice was provided that J.H. COHN LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Fees Paid to Independent Auditors
INDEPENDENT PUBLIC ACCOUNTANTS
     The firm of J. H. Cohn LLP served as the Company’s independent registered public accounting firm of the Company for fiscal 2006 and 2005.
Audit and Non-Audit Fees
     The following table presents fees for professional audit services rendered by J. H. Cohn LLP for the audit of the Company’s annual financial statements for the fiscal years ended June 30, 2006 and 2005, respectively, and fees billed for audit and other services rendered by Horwath Colombia and Horwath Argentina during those periods.

	2006	2005
Audit Fees
J. H. Cohn LLP	$155,000	$145,000
Horwath Colombia (1)	25,694	33,076
Horwath Argentina (1)	16,200	15,600

	$196,894	$193,676

Tax Fees (2)
Horwath Colombia	$5,821	$11,439
Horwath Argentina	4,853	4,160

	$10,674	$15,599

(1)	Audit Services provided for the Company’s subsidiaries.

(2)	Tax services provided principally included preparation and or review of the Company’s subsidiary tax returns.
     J. H. Cohn LLP neither billed us any fees not provided any services other than the audit services and fees included above.
     The Audit Committee’s current practice is to pre-approve all audit services and all non-audit services to be provided to the Company its independent auditor.

Section 16 (a) Beneficial Ownership Reporting Compliance
     Section 16 (a) of the Exchange Act requires the Company’s executive officers, directors and shareholders beneficially owning more than ten percent of all outstanding Common Stock (“Reporting Persons”) to file certain reports (“Section 16 Reports”) with respect to their beneficial ownership of the Company’s equity securities. During fiscal 2006 the Company did not have a class of equity securities registered pursuant to Section 12 of the Exchange Act. Therefore, no Section 16 Reports were required to be filed by any Reporting Person during Fiscal 2006.
Executive Compensation
Summary Compensation Table
The following table sets forth the cash compensation received for the three fiscal years ended June 30, 2006, by the Chief Executive Officer and the Named Executive Officers.

	Annual Compensation
				Other	Long-Term	All
				Annual	Compensation	Other
	Fiscal	Salary	Bonus	Compensation	Payments	Compensation
Name and Principal Position	Year	($)	($)	($)	($)	($)

Jean A. Diamond	2006	273,611	—	15,239	—	—
Chairman of the Board and	2005	259,055	—	13,784	—	—
Chief Executive Officer	2004	247,703	81,294	13,305	—	4,400,000 (1)

Barry Diamond	2006	200,379	—	12,461	—	—
Vice President of Wireless	2005	196,842	—	13,801	—	—
	2004	188,325	65,035	23,059	—	—

Jonathan Elster	2006	260,493	33,660	14,203	—	—
Executive Vice President	2005	260,000	—	11,339	—	—
	2004	228,675	—	14,951	—	—

Charles Marsh	2006	250,474	—	10,800	—	—
Senior Vice-President	2005	250,000	—	16,316	—	—
Purchasing	2004	121,313	—	—	—	—

Mark Divito	2006	150,284	—	7,365	—	—
Vice President of	2005	150,000	—	4,350	—	—
Operations	2004	123,000	—	2,642	—	—

Lyle Dickler	2006	100,952	—	—	—	—
Vice President-Finance Secretary, Treasurer	2005	6,090	—	—	—	—

(1)	Includes $4,400,000 representing the benefits as Mr. Gerald Diamond’s surviving spouse under his employment contract. Mr. Gerald Diamond, The Company’s founder and former Chairman and Chief Executive Officer, passed away in June of 2003.
Agreements with Certain Executive Officers
     SED International, Inc. has employment agreements with Jean Diamond, Barry Diamond and Jonathan Elster.
     The employment agreement with Jean Diamond is evergreen and renews annually until it is terminated by the Company or Ms. Diamond pursuant to the terms thereof. The Agreement provides for an employment term of five years renewable and (i) provides for an annual base salary of $281,285 (as of July 1, 2006), increased annually in an amount equal to the greater of five percent of her then current salary or an amount based upon increases in the Consumer Price Index, (ii) provides for an automobile allowance, and (iii) does not provide for an annual bonus. Jean Diamond’s contracts automatically renew each year. The employment agreements with Jean Diamond provides that if a Change of Control occurs while she is employed by SED International, and if her employment is terminated involuntarily, or voluntarily by her upon the occurrence of certain events, she may notify SED International, Inc. and request certain cash payments. A Change of Control is deemed to have occurred when (i) any individual or entity becomes the beneficial owner of securities of the Company or SED International representing 30% or more of the combined voting power of the Company’s or SED International’s then-outstanding securities entitled to vote generally in the election of directors; (ii) the Company’s Continuing Directors (a term defined to include directors as of the date of execution of the employment agreements and their duly approved successors) fail to constitute at least a majority of the members of the Board; (iii) all or substantially all of the assets of the Company are sold without being duly approved by the Continuing Directors. Jean Diamond’s employment contract provides for a cash payment in the amount equal to all annual salary, bonuses and other benefits owing to the employee from the date of termination through the remainder of the term of the employee’s employment agreement, except that if the term remaining in the employment agreement is less than 12 months, the employee shall receive an amount equal to at least 12 months of such compensation.
     Barry Diamond is Vice President of the Wireless division of SED International, Inc. Mr. Diamond’s amended employment agreement provides an employment term of 2 years commencing on November 22, 2004. The employment agreement also provides for (i) an annual base salary of $200,000 (as of November 22, 2004) (ii) an automobile allowance, and (iii) the possibility of an annual bonus. The Company may terminate Mr. Diamond’s employment for “good cause” as that term is defined in the employment agreement. In the event of termination for “good cause” the Company is obligated to pay Mr. Diamond his base salary up through the date of his termination, less applicable withholding. The Company may also terminate Mr. Diamond without good cause, and in this event the Company is obligated to pay Mr. Diamond his base salary and benefits for the greater of 12 months or the remaining term of the employment agreement.
     The employment agreement with Jonathan Elster is five (5) years or until it is terminated by the Company or Mr. Elster pursuant to the terms thereof. The Agreement provides (i) provides for an annual base salary of $260,000 (as of January 1, 2004), (ii) provides for an annual bonus in an amount equal to three percent (3%) of the Company’s Pre-tax Adjusted Annual Income. The Company’s “Pretax Adjusted Annual Income” means with respect to a given fiscal year (a) the sum of earnings before taxes as reported on its audited consolidated statement of operations for such fiscal year, excluding extraordinary non-operational costs and profits. Jonathan Elster’s contract includes the option to renegotiate an additional one (1) year to the initial term at any time beyond the first anniversary. The Company may terminate Mr. Elster’s employment for “good cause,” as defined in his employment agreement and includes an agreement not to solicit customers for a period of a one (1) year from the date of termination.
Stock Options and Stock Appreciation Rights
     The Company maintains five stock option plans (the “1991 Plan”, the “1995 Directors Plan”, the “1997 Plan”, “1996 Directors Plan” and the “1999 Plan”), which are utilized to promote the long-term financial interest of the Company. The Compensation Committee of the Board of Directors administers the stock option plans. In the aggregate, the stock option plans authorize the grant of up to 2,441,500 shares of the Company’s common stock to directors, officers and key employees. The shareholders approved all of the Company’s stock option plans, with the exception of the “1999 Plan”.
     The “1999 Plan”, established on July 20, 1999 for a term of ten years authorizes the Company to grant up to 1,200,000 shares of common stock to employees, Directors and Consultants of the Company and is intended to be a “board-based plan” in that, at all times not more than fifty percent (50%) of the optionees and recipients of the plan shall be officers or affiliates. Under the plan, the Company may grant both nonqualified options and restricted stock awards and have an option or award price of the fair market value of the

Company’s common stock on the date of grant. Unless otherwise specified by the Compensation Committee, options and restricted awards vest ratably over a four-year period. All grants expire no later than 10 years from the date of grant. No stock options were granted in fiscal 2006.
Equity Compensation Plans Information

			Number of securities
			remaining available for
	Number of Securities to	Weighted-average	future issuance under equity
	be issued upon exercise	exercise price of	compensation plans
	of outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights (a)	warrants and rights (b)	reflected in column (a)
Equity compensation plans approved by security holders	1,241,500	$2.28	97,725
Equity compensation plans not approved by security holders	1,200,000	$3.12	793,591

Total	2,441,500	$2.60	891,316

Options Exercised in Fiscal 2006
     During fiscal 2006, non-executive employees exercised stock options for 6,668 shares. No stock options were exercised by executives.
     The following table provides information regarding the value of unexercised in-the-money options as of the end of fiscal 2006. The value was calculated based on the difference between the closing sales price of the Common Stock reported by Pink Sheets over-the-counter electronic quotation service on that date and the exercise price of the options.
Aggregated Option Exercises in Fiscal 2006 and 2006 Fiscal Year-End Option Value

			Number of		Value of
			Securities Underlying		Unexercised
	Shares		Unexercised		In the Money
	Acquired	Value	Options		Options At
	On Exercise	Realized	At Fiscal Year End (#)		Fiscal Year End ($)
Name	(#)	($)	Exercisable	Exercisable	Exercisable	Unexercisable
Jean A. Diamond	—	—	50,000	—	—	—
Barry Diamond	—	—	90,000	—	$27,000	—
Jonathan Elster	—	—	62,500	—	—	—
Mark Divito	—	—	27,500	—	—	—
Stock Appreciation Rights in Fiscal 2006
     The Company did not award any stock appreciation rights (“SARs”) during fiscal 2006 or 2005. There were no SARs outstanding during fiscal 2006. The following table summarizes the equity compensation plans of the Company as of June 30, 2006 in regards to the number of securities authorized for issuance, weighted average exercise price, and remaining securities available for future issuance for plans approved and not approved by security holders:

Security Ownership of Certain Beneficial Owners and Managers
     The following table sets forth certain information as of September 22, 2006 regarding the beneficial ownership of the Company’s Common Stock by (i) the Name Executive Officers, (ii) the Company’s directors and director nominees of the Company, (iii) each person we know to beneficially own more than 5% of our outstanding Common Stock, and (iv) all directors and executive officers of the Company as a group. All shares of Common Stock shown in the table reflect sole voting and investment power except as otherwise noted.

	Amount and Nature		Percent
Name of Beneficial Owner	of Beneficial Ownership		of Class
Stewart I. Aaron	35,000	(1)	*
Melvyn I. Cohen	80,000	(1)	1.89%
Barry Diamond	97,500	(2)	2.30%
Jean Diamond	328,426	(3)	7.76%
Lyle Dickler	—		—
Mark DiVito	31,530	(4)	*
Jonathan Elster	64,000	(5)	1.51%
Charles Marsh	8		*
Joseph Segal	—		—
FMR Corp	480,000	(6)	11.34%
Allyn R. Earl	416,402	(7)	9.84%
All current directors and executive officers as a group (9 persons)	636,464		15.03%

*	Represents less than one percent of the outstanding Common Stock.

(1)	The shares owned consist entirely of exercisable options to purchase common stock.

(2)	The shares include 90,000 options. The shares indicated include a restricted stock award of 3,750 shares granted May 10, 1999, which vests pro rata over 10 years. Mr. Barry Diamond has sole voting power over all of the shares of restricted stock so awarded to him.

(3)	The shares indicated include 50,000 options. Ms. Diamond has sole voting power over 24,500 shares. The shares indicated include 253,926 shares held by two trusts for the benefit of Ms. Diamond. Ms. Diamond does not have voting power over shares held in trust for her benefit.

(4)	The shares include 27,500 options. The shares indicated included a restricted stock award of 750 shares granted May 10, 1999, which vests prorata over 10 years. Mr. DiVito has sole voting power over all shares held by him.

(5)	The shares include 62,500 options. The shares indicated include a restricted stock award of 750 shares granted May 10, 1999, which vests pro rata over 10 years. Mr. Elster has sole voting power over all the shares of restricted stock so awarded to him.

(6)	All of the shares indicated are deemed beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., as a result of its serving as investment adviser to Fidelity Low-Priced Stock Fund, the owner of the 480,000 shares. FMR Corp.’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(7)	All of the shares indicated are deemed beneficially owned by Allyn R. Earl. Mr. Earl’s address is 38 Dwight Avenue, Clinton, New York 13323-1600

Director Compensation
     During the fiscal year ended June 30, 2006 (“fiscal 2006”), Messrs. Aaron, Cohen and Segal each received aggregate cash compensation for serving on the Board and attending regular Board meetings of$25,500, $29,250 and $18,000, respectively. In addition to compensation for regular Board Meeting attendance, Messrs. Aaron, Cohen and Segal were paid $20,533, $12,207 and $720, respectively, for advisory services. The Company also pays ordinary and necessary travel expenses for independent directors to attend Board and any committee meetings.
Certain Relationships and Related Transactions
Lease of Headquarters
     On April 1, 1999 the Company signed a seven-year lease with one three-year renewal option with the Diamond Chip Group LLC, successor owner of the premises used by the Company for its headquarters. The Company exercised the renewal option on March 20, 2006. The members of the Diamond Chip Group LLC are the Estate of Gerald Diamond, Jean A. Diamond and JAD 2003 Trust, who own respectively 37.5%, 37.5%, and 25.0% of the outstanding interests in this entity. The beneficiaries of the JAD 2003 Trust are all the descendents of Gerald and Jean Diamond. The predecessor owner of the premises was Royal Park Company, a Georgia general partnership whose partners were Gerald and Jean Diamond.
     Rental payments for fiscal 2006 were $300,000. Rent escalates each October at a rate of 3% per year. In addition to rental payments, the Company pays all operating costs associated with the lease of its headquarters. The lease expires on September 30, 2009.
     The lease also provides the Company with a right of first refusal to purchase the premises in the event Diamond Chip Group LLC proposes to sell the facility during the lease term.
     The Company does not intend to enter into transactions in the future similar to those described above without first determining that doing so would not violate the Sarbanes-Oxley Act of 2002.

FIVE YEAR PERFORMANCE GRAPH
     The following graph presents a comparison of the cumulative total shareholder return on the Company’s Common stock with the Russell Microcap Index and the average performance of a group consisting of the Company’s peer corporations on a line of business basis. The companies comprising the peer issuers group are Arrow Electronics, Inc; Avnet, Inc.; Ingram Micro Inc.; Merisel, Inc.; and Tech Data Corporation. This graph assumes that $100 was invested on June 30, 2001 the Company’s Common Stock and in the other indices and that all dividends were reinvested. The peer corporations were weighted on a market capitalization basis at the time of each reported data point. The stock price performance shown below is not necessarily indicative of future price performance.
COMPARISON OF 5 YEAR CUMULATIVE TO TAL RETURN*
AMONG SED INTERNATIONAL HOLDINGS, INC., THE RUSSELL MICRO CAP INDEX
AND A PEER GROUP

	Base
	Period	Return	Return	Return	Return	Return
	6/1	6/2	6/3	6/4	6/5	6/6
SED INTERNATIONAL HOLDINGS, INC.	100	50.13	36.96	78.26	18.26	42.61
RUSSELL MICROCAP	100	96.71	101.33	140.82	146.71	167.66
PEER GROUP	100	97.59	68.23	107.36	108.18	116.04

COMMUNICATIONS WITH DIRECTORS
          It is the policy of the Company that shareholders may, at any time, communicate with any of the Company’s directors by mailing a written communication to such director, c/o Secretary, SED International Holdings, Inc., 4916 North Royal Atlanta Drive, Tucker, Georgia 30084. All communications received in accordance with these procedures will be reviewed by the office of the Secretary of the Company and forwarded to the appropriate director or directors unless such communications are considered, in the reasonable judgment of the office of the Secretary of the Company, to be improper for submission to the intended recipient. Examples of shareholder communications that would be considered improper for submission include, without limitation, communications that:
•	do not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its committees,

•	relate to routine or insignificant matters that do not warrant the attention of the Board,

•	are advertisements or other commercial solicitations,

•	are frivolous or offensive, or

•	are otherwise not appropriate for delivery to directors.
ANNUAL REPORT
          The Company’s 2006 Audited Financial Statements are being mailed to the Company’s Shareholders with this Proxy Statement. The financial statements are not part of the proxy soliciting material.
OTHER MATTERS
          The Board does not know of any other matters to be presented at the Annual Meeting for action by Shareholders. If any other matters requiring a vote of the Shareholders arise at the Annual Meeting or any adjournment thereof, however, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgement of the persons acting under the proxies.
          The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company may request brokers and others to forward proxies and soliciting materials to the beneficial owners of Common Stock, and will reimburse them for their reasonable expenses in so doing.
          A list of Shareholders entitled to be present and vote at the Annual Meeting will be available during the Annual Meeting for inspection by shareholders who are present.
          If you cannot be present in person, you are requested to complete, sign, date and return the enclosed proxy promptly. An envelope has been provided for your convenience. No postage is required if mailed in the United States.
By Order of the Board of Directors,
October 27, 2006
Tucker, Georgia

APPENDIX A
SED INTERNATIONAL HOLDINGS, INC.
AUDIT COMMITTEE CHARTER
Purpose
     The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company. The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders, and on the Company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Committee is directly responsible for the appointment, compensation, and oversight of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company.
Composition
     The membership of the Committee shall consist of at least two directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. Applicable laws and regulations shall be followed in evaluating a member’s independence. The chairperson shall be appointed by the full Board.
Communications/Reporting
     The public accounting firm shall report directly to the Committee. The Committee is expected to maintain free and open communication with the public accounting firm, the internal auditors, and the Company’s management. This communication shall include private executive sessions, at least annually, with each of these parties. The Committee chairperson shall report on Audit Committee activities to the full Board.
Education
     The Company is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the company and other material as may be requested by the Committee. The Company shall assist the Committee in maintaining appropriate financial literacy.
Authority
     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.
Responsibilities
     The Committee’s specific responsibilities in carrying out its oversight role are delineated in the Audit Committee Responsibilities Checklist below. The responsibilities checklist will be updated annually to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. As the compendium of Committee responsibilities, the most recently updated responsibilities checklist will be considered to be an addendum to this charter.

     The Committee relies on the expertise and knowledge of management, the internal auditors, and the public accounting firm in carrying out its oversight responsibilities. Management of the Company is responsible for determining the company’s financial statements are complete, accurate, and in accordance with generally accepted accounting principles. The public accounting firm is responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Company’s internal policies, procedures, and controls.
Audit Committee Responsibilities Checklist
1.	The Committee will perform such other functions as assigned by law, the Company’s charter or bylaws, or the Board of Directors.

2.	The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

3.	The Committee shall meet four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

4.	The agenda for Committee meetings will be prepared in consultation between the Committee chair (with input from the Committee members), financial management, the internal auditors and the Company’s independent auditors.

5.	Provide an open avenue of communication between the internal auditors, the Company’s independent auditors, financial management and the Board of Directors. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

6.	Review and update the Audit Committee Responsibilities Checklist annually.

7.	Provide a report in the annual proxy that includes the Committee’s review and discussion of matters with management and the Company’s independent auditors.

8.	Include a copy of the Committee charter as an appendix to the proxy statement at least once every three years.

9.	Appoint, approve the compensation of, and provide oversight of the public accounting firm.

10.	Review and approve the appointment or change in the Company’s independent auditor.

11.	Confirm annually the independence of the Company’s independent auditors, and quarterly review the firm’s non-audit services and related fees.

12.	Verify the Committee consists of a minimum of two members who are financially literate, including at least one member who has financial sophistication.

13.	Review the “independence” of each Committee member, as required by the Sarbanes-Oxley Act of 2002 and by the rules or any stock exchanges on which any securities of the Company are listed.

14.	Inquire of financial management, the internal auditor, and Company’s independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

15.	Review with the internal auditor, the Company’s independent auditors and financial management the audit scope and plan, and coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, the effective use of audit resources, and the use of independent public accountants other than the appointed auditors of the Company.

16.	Consider and review with the Company’s independent auditors and the internal auditor:
a.	The adequacy of the Company’s internal controls including computerized information system controls and security.

b.	Any related significant findings and recommendations of the independent public accountants and internal audit together with management’s responses thereto.
17.	Review with financial management any significant changes to GAAP policies or standards.
Minutes
     The minutes of all Audit Committee meetings will be prepared and distributed to all Committee members and approved at subsequent meetings. If the Corporate Secretary did not take the minutes, they should be sent to the secretary for distribution to the full Board and placed in permanent filing.

APPENDIX B
SED INTERNATIONAL HOLDINGS, INC.
P R O X Y
FOR ANNUAL MEETING OF THE SHAREHOLDERS
November 29, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Jean Diamond and Lyle Dickler, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the 2006 Annual Meeting of the Shareholders of SED International Holdings, Inc. (“SED ”) to be held at the offices of J. H. Cohn LLP, 4 Becker Farm Road, Roseland, New Jersey, at 12:00 p.m., eastern time, on November 29, 2006 and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of SED held or owned by the undersigned as indicated on the proposals as more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may come before the meeting.
Please mark “X” your votes as indicated:
1. Election of the following nominee as a Class III Director to serve for a three-year term expiring at the 2009 Annual Meeting of Shareholders and until his respective successor is elected and qualified:

Joseph Segal

FOR election of the nominee	☐

WITHHOLD vote for the nominee	☐
2. Advisory approval of the appointment of J.H. Cohn LLP as independent registered public accounting firm for SED for the fiscal year ending June 30, 2007.
FOR ☐ AGAINST ☐ ABSTAIN ☐
(Continued, and to be signed, on the Reverse Side)

FOLD HERE

THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.
The undersigned hereby acknowledges receipt of the Notice of, and Proxy
Statement for, the aforesaid Annual Meeting.

Dated:	, 2006

Signature of Shareholder

Signature of Shareholder
NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
IMPORTANT — PLEASE FILL IN, SIGN AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.